[cad 192]

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement    / /  Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/X/  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                    CHARLES E. SMITH RESIDENTIAL REALTY, L.P.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

 ------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined)

--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    (5) Total fee paid:

--------------------------------------------------------------------------------

/ / Fee paid previously with preliminary proxy materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
    (3) Filing Party:

--------------------------------------------------------------------------------
    (4) Date Filed:

--------------------------------------------------------------------------------

May 4, 2001


         TO THE EMPLOYEES OF CHARLES E. SMITH RESIDENTIAL REALTY, INC.:




We are pleased and excited to announce a significant milestone in the evolution of our company. Charles E. Smith Residential Realty, Inc. (SRW) has entered into an agreement to merge with Archstone Communities Trust (ASN). The merged company will be named Archstone-Smith Trust. The merger agreement was approved by the Boards of Directors of the respective companies on May 3, 2001. The merger is subject to the approval of the shareholders of each company and we expect it to be completed by the end of the third quarter of this year. More specific information about this pending merger, including our press release, has been e-mailed to all employees.

Since its inception on June 30, 1994, SRW has evolved into one of the most highly regarded and the most highly valued apartment Real Estate Investment Trusts in the country. Building on a 53-year history of integrity, quality, and professional excellence, this has been an exceptional achievement in which all of our employees should take great pride. During our discussions with Archstone, retention of our name and identity was an essential condition for us and our employees.

Our challenge was to determine the best strategy moving forward to assure our continued growth and long-term success for the benefit of our shareholders and employees. After extensive consideration of available alternatives, we and our Board of Directors came to the unanimous conclusion to merge with Archstone.


We believe it is highly advantageous to attain a larger capitalization in order to remain more competitive and attractive to new institutional stock purchasers. It was important to do so with the right merger partner because other apartment REITs are following our highly successful business plan of focusing on mid- and high-rise apartments in vibrant, growing urban locations.

After much discussion and due diligence, both SRW and ASN became excited by the prospect of merging the companies. We found that we had a shared vision and philosophy on how to build a larger and even greater company.

The two companies are an excellent strategic fit, with complementary high-end apartment properties in high-barrier-to-entry markets: SRW in mid- and high-rise, and ASN in garden apartments. Together we have a "platform" on which to expand nationally and more rapidly, with access to and in-depth knowledge of many desirable markets. For SRW, this includes the key West Coast cities as well as other metropolitan areas.

Page Two
May 4, 2001



In terms of capital markets, we expect the combined company to enjoy a lower cost of capital, investment grade ratings, increased trading volume and liquidity, and greater diversification, all of which should attract a broader field of investors.

It is anticipated that the merger will affect a relatively small number of SRW personnel, as the current SRW will become an urban living, high-rise oriented "Charles E. Smith" division of the combined company. A study of best practices and merit will be used to determine the affected persons. Where needed, we will attempt to redeploy personnel and/or provide equitable severance packages and job placement assistance.

Bob Smith will serve as Chairman of the Charles E. Smith Division, and Denny Minami will be its President. Bob Kogod will further decrease his time commitment to residential operations and become an advisor to the Division. Ernie Gerardi will be Chairman of Consolidated Engineering, Inc. which will be a part of the combined Archstone-Smith Trust. Messrs. Smith, Kogod and Gerardi will all be members of the Archstone-Smith Board of Directors.


We do not expect employees of Smith Commercial Realty, Consolidated Engineering and Management Construction to be affected by the merger.

We will keep everyone updated as we open this exciting new chapter in our company's long and proud history. AS A FIRST STEP, PLEASE JOIN US ON AN ALL-HANDS CALL OF SMITH EMPLOYEES THIS AFTERNOON AT 2:00 PM. SHORTLY BEFORE 2:00 PM, PLEASE DIAL 1 (800) 633-8317 AND IDENTIFY YOURSELF AS A CHARLES E. SMITH RESIDENTIAL EMPLOYEE. IF YOU CANNOT PARTICIPATE IN TODAY'S CALL, YOU WILL BE ABLE TO ACCESS A REPLAY OF THE CALL BY DIALING 1-800-633-8284. THE REPLAY WILL BE AVAILABLE THROUGH 6:00PM EDT ON WEDNESDAY, MAY 9TH.

Sincerely,


/s/ Robert H. Smith
--------------------------
    Robert H. Smith

/s/ Robert P. Kogod
--------------------------
    Robert P. Kogod

/s/ Ernest A. Gerardi, Jr.
--------------------------
    Ernest A. Gerardi, Jr.

[Archstone Communities Logo]    [Charles E. Smith Residential Realty Logo]

News Release

INVESTOR CONTACTS                                     MEDIA CONTACTS
-----------------                                     --------------
ARCHSTONE:                      CHARLES E. SMITH:     ARCHSTONE:         CHARLES E. SMITH:
Charles E. Mueller, Jr.         Greg Samay            Dana Hamilton      Susan Goyette
800-982-9293 o 303-708-5959     703-769-1069          303-708-5977       703-769-6746


Archstone Communities and Charles E. Smith Residential Realty Announce Merger Agreement Strategic Combination Creates $9.3 Billion Apartment Company; Strengthens Presence in the Nation's Most Desirable Protected Markets

DENVER, COLO. and ARLINGTON, VA. -- May 4, 2001 -- Archstone Communities (NYSE:
ASN) and Charles E. Smith Residential Realty (NYSE: SRW) today announced that they have agreed to merge, creating a company with a strong presence in the nation's most desirable protected markets. Upon completion of the transaction--which was unanimously approved by the Boards of both companies--the combined company will own 87,456 units, including 4,899 units under construction. Based on yesterday's closing prices, the combined entity would have a total market capitalization of $9.3 billion. The combined entity will operate under the name Archstone-Smith Trust, and will use the Smith Residential brand name for its high-rise portfolio; the Archstone brand name will be used for all other communities.

"The combination of Archstone and Smith Residential brings together two of the most respected brands in the apartment industry, creating a company with unmatched reach, resources and opportunity," said R. Scot Sellers, Archstone's chairman and chief executive officer. "Our complementary platforms will significantly enhance our combined long-term growth rate and allow us to extend the company's urban high-rise expertise into attractive markets, including Manhattan, Los Angeles, San Francisco and Seattle. The expansion of our high-rise portfolio will create substantial incremental value for the shareholders of both companies."

Archstone-Smith will own and operate an exceptional apartment portfolio, with more than 70% of its investments concentrated in the nation's most desirable protected markets, including the Washington, D.C. metropolitan area, Boston, Chicago, the San Francisco Bay area, Southern California, Southeast Florida and Seattle.

The total market value of the transaction is approximately $3.6 billion. For each Smith Residential share held, a shareholder will receive 1.975 shares of Archstone-Smith. The exchange ratio is not subject to change and there is no collar or minimum trading price for the shares. As part of the transaction, Archstone will convert to an UPREIT structure. The transaction is structured to qualify as a tax-free merger. Archstone-Smith's dividend will remain at Archstone's annualized level of $1.64 per share. The transaction is expected to

                                     -MORE-


Archstone and Charles E. Smith Announce Merger
Page 2


close in September 2001, subject to the approval of shareholders of both companies, the partners of Charles E. Smith's Operating Partnership and other customary conditions.

"Long-term value in the apartment business is created through the ownership of assets in excellent locations in supply-constrained markets combined with an outstanding customer-focused operating team," said Robert H. Smith, chairman of Smith Residential. "These are the principles upon which Charles E. Smith was founded and operated successfully for over 50 years. We are very fortunate that Archstone shares our values and approach to this business. We are extremely excited about our future together and the value the new company will create for our shareholders, employees--and the residents we serve."

The combined entity will operate from corporate headquarters in Denver, with divisional offices in Arlington, Va., Irvine, Calif., and Atlanta. Upon completion of the merger, Mr. Smith, Robert P. Kogod and Ernest A. Gerardi, Jr. will join Archstone-Smith's Board of Trustees; Mr. Smith and Mr. Kogod will also serve on Archstone-Smith's Executive Committee. Mr. Sellers will serve as chairman and chief executive officer of the combined company; Mr. Smith will serve as chairman of the Charles E. Smith Division. In addition, Richard A. Banks will serve as president of the combined company's Western Division, J. Lindsay Freeman will serve as the president of the combined company's Eastern Division, and W.D. (Denny) Minami will serve as president of the combined company's Charles E. Smith Division. Charles E. Mueller, Jr. will serve as Archstone-Smith's CFO.

In light of today's announcement, Smith Residential's Board of Directors has postponed its annual meeting of shareholders, which had been scheduled for May 22, 2001. Smith Residential shareholders will be notified of the rescheduled date of the meeting.

ARCHSTONE'S AND SMITH RESIDENTIAL'S SENIOR MANAGEMENT WILL HOST A JOINT CONFERENCE CALL TO DISCUSS THE MERGER TRANSACTION TODAY, MAY 4, 2001, AT 11 A.M. EDT. IN ADDITION, ARCHSTONE WILL RELEASE ITS FIRST QUARTER 2001 FINANCIAL RESULTS BEFORE THE OPEN OF MARKET.

FOR LIVE LISTEN-ONLY ACCESS TO THE CALL:

o    CONFERENCE CALL DIAL-IN: Toll-free (888) 423-3280.

o WEBCAST: At WWW.ARCHSTONECOMMUNITIES.COM. Select "Investors" and follow the instructions.

TO HEAR A REPLAY OF THE CALL:

o WEBCAST REPLAY: At WWW.ARCHSTONECOMMUNITIES.COM. Select "Investors." The call will be archived Until Monday, May 14, 2001.

o CONFERENCE CALL REPLAY: Call toll-free (800) 475-6701 (access code 584555). The call replay will be available beginning at 5 p.m. EDT on May 4, 2001 through May 11, 2001 at 11:59 p.m. EDT.

                                     -MORE-



Archstone and Charles E. Smith Announce Merger
Page 3

Archstone Communities is a leading real estate operating company focused on the operation, development, redevelopment, acquisition and long-term ownership of apartment communities in protected markets throughout the United States. With a current total market capitalization of $5.8 billion, Archstone has a strategic national presence with 194 communities representing 59,650 units, including 3,807 units in its development pipeline, as of March 31, 2001, in markets that include 31 of the nation's 50 largest metropolitan markets. Archstone's press releases are available by calling (800) 982-9293 or by visiting its web site at www.archstonecommunities.com.

Smith Residential is a leader in providing urban living solutions in selected American cities. The company is a self-managed real estate investment trust that develops, acquires, owns, leases, and manages multifamily residential rental properties. The Company is based in Arlington, Virginia, with operations in Washington, D.C., Northern Virginia, Chicago, Boston, and Southeast Florida. As of March 31, 2001, the company owned or had an interest in a portfolio of over 30,000 apartments. Total capitalization of the company, including its operating partnership, exceeds $3 billion. Investor information, including press releases about Smith Residential, is available on the Company's web site at www.charlesesmith.com and also through PR Newswire's Company News on Call by fax at 1-800-758-5804, ext. 101271, or at www.prnewswire.com.

                                      # # #

Archstone Communities Trust and Charles E. Smith Residential Realty, Inc., urge you to read the important information contained in the joint proxy statement prospectus, when it becomes available, regarding the proposed business combination transactions referenced in this press release. Registration statements related to the Archstone and Archstone-Smith securities to be issued in the merger of Smith Residential with and into Archstone-Smith and in the merger of Charles E. Smith Residential Realty L.P. with and into Archstone have not yet been filed with the Securities and Exchange Commission (SEC). You may obtain a free copy of the joint proxy statement/prospectus included as part of the registration statement, when it is available, and other documents filed by Archstone, Archstone-Smith, Smith Residential, and Smith Residential, L.P., respectively, with the SEC (including the documents incorporated by reference into the joint proxy statement/prospectus) at the SEC's web site at www.sec.gov. Shareholders of Archstone may also obtain a free copy of the joint proxy statement/prospectus and these other documents by directing a request to Archstone Communities Trust, 7670 S. Chester St., Suite 100, Englewood, CO 80112, Attention: Julie Brubaker, or by calling (800) 982-9293. Shareholders of Smith Residential and partners of Smith Residential L.P. may also obtain a free copy of the joint proxy statement/prospectus and these other documents by directing a request to Charles E. Smith Realty Inc., 2345 Crystal Drive, Arlington, VA 22202, Attention: Greg Samay, or by calling (703) 769-1069.

Pursuant to Instruction 3 of Item 4 of Schedule 14A, the participants in the solicitation include Archstone, its trustees, Smith Residential, its directors, and may include their respective executive officers. Information concerning the Archstone trustees and executive officers in Archstone and their direct and indirect interests in Archstone is contained in its proxy statement for its annual meeting of shareholders dated March 30, 2001. Information concerning the directors of Charles E. Smith and their direct and indirect interests in Smith Residential is contained in its proxy statement for its annual meeting of shareholders, dated April 13, 2001. As of the date of this communication, none of the foregoing participants beneficially owned in excess of 1% of the Smith Residential Common Shares, except Robert H. Smith (a director and executive officer) and Robert P. Kogod (a director and executive officer). As of the date of this communication, none of the forgoing participants beneficially owned in excess of 1% of Archstone Common Shares.

The securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statements become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitations or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

In addition to historical information, this press release contains forward-looking statements under the federal securities laws. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone and Smith Residential operate, managements' beliefs and assumptions made by managements. While managements of Archstone and Smith Residential believe that the assumptions underlying the forward-looking statements are reasonable, such statements are necessarily subject to uncertainties and may involved certain risks, many of which are difficult to predict and beyond the control of management. As a result, forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Actual operating results may differ materially from what is expressed or forecasted in this press release. See "Risk Factors" in Archstone's 2000 Annual Report on Form 10K and Smith Residential's 2000 Annual Report on Form 10K, both of which are on file with the SEC, for certain factors which could affect Archstone's and Smith Residential's future financial performance.

                        ARCHSTONE-SMITH TRUST (NYSE: ASN)

                           PROFILE OF THE NEW COMPANY




STATISTICS FOR THE NEW COMPANY

-    274 apartment communities

-    94,508 units (includes both operating and under construction)

-    Over $9 billion total market capitalization

-    $1.1 billion in estimated annual revenues

-    2nd largest apartment REIT

-    4th largest of all US REITS


ORGANIZATIONAL STRUCTURE


- Charles E. Smith will operate as a separate division, focusing primarily on urban high-rise properties.

- Archstone will be operated as East and West "divisions," focusing primarily on garden-style communities.



MANAGEMENT OF THE NEW COMPANY


-    R. Scot Sellers - Chairman and CEO, Archstone-Smith Trust

-    Robert H. Smith - Chairman, Charles E. Smith, the High-Rise Division

-    Denny Minami - President, Charles E. Smith, the High-Rise Division

-    J. Lindsay Freeman - President, East Division

-    Richard A. Banks - President, West Division.

-    Charles E. Mueller, Jr. - Chief Financial Officer

- Robert H. Smith, Robert P. Kogod and Ernest A. Gerardi will join the Board of the new company.

[OMITTED THREE PIE CHARTS SHOWING GRAPHICAL DEPICTION OF DATA IN THREE TABLES BELOW]


CHARLES E. SMITH

61 Properties -27,806 Units

Greater DC                           48%
Chicago                              19%
Florida                              18%
Other                                13%
Boston                                2%

ARCHSTONE

194 Properties
59,650 Units

Other                                16%
Southern California                  13%
Texas                                12%
Florida                               9%
Northern California                   8%
North Carolina                        8%
Atlanta                               7%
Greater DC                            6%
Phoenix                               6%
Seattle                               6%
Denver                                5%
Boston                                4%

ARCHSTONE-SMITH TRUST

274 Properties
87,456 Units


Greater DC                           18%
Other                                16%
Southern California                  10%
Florida                              12%
Texas                                 8%
Chicago                               6%
North Carolina                        5%
Atlanta                               5%
Northern California                   5%
Phoenix                               4%
Seattle                               4%
Boston                                4%
Denver                                3%

                    QUESTION AND ANSWERS FOR SMITH EMPLOYEES


WHAT IS THE STRATEGIC RATIONALE BEHIND THIS TRANSACTION?

THIS COMBINATION PUTS TOGETHER TWO OF THE MOST RESPECTED BRAND NAMES AND OPERATORS IN THE APARTMENT INDUSTRY AND CREATES AN OUTSTANDING PORTFOLIO OF APARTMENT COMMUNITIES IN KEY MARKETS ACROSS THE NATION. THIS TRANSACTION WILL CREATE A NEW COMPANY WITH INCREASED FINANCIAL FLEXIBILITY AND A TALENTED LEADERSHIP TEAM FOCUSED ON STRENGTHENING OUR EXISTING PORTFOLIOS, AS WELL AS USING OUR RESPECTIVE EXPERTISE TO SIGNIFICANTLY EXPAND INTO NEW GROWTH MARKETS ACROSS THE COUNTRY. THE COMBINED COMPANY WILL HAVE UNMATCHED REACH, RESOURCES AND OPPORTUNITIES AND WILL HAVE A STRONGER, MORE SUSTAINABLE GROWTH RATE THAN EITHER COMPANY ON ITS OWN.


WHY DID WE DECIDE TO ENTER INTO THIS TRANSACTION NOW?

WE FEEL STRONGLY THAT THIS MERGER PRESENTS THE BEST OPPORTUNITY TO POSITION OUR COMPANY FOR THE NEXT STAGE OF OUR GROWTH AND ENSURE THE COMPANY'S CONTINUED SUCCESS FOR THE BENEFIT OF ITS SHAREHOLDERS AND EMPLOYEES. THIS COMBINATION REPRESENTS A STRATEGIC OPPORTUNITY TO EXTEND OUR GEOGRAPHIC REACH INTO NEW GROWTH MARKETS, WHILE AT THE SAME TIME PRESERVING OUR TRADITIONS, CULTURE AND NAME.


WHAT IS ARCHSTONE?

ARCHSTONE IS A LEADING REIT FOCUSED ON THE OPERATION, DEVELOPMENT, ACQUISITION AND LONG TERM OWNERSHIP OF APARTMENT COMMUNITIES IN PROTECTED MARKETS THROUGHOUT THE UNITED STATES. ARCHSTONE HAS A STRATEGIC NATIONAL PRESENCE WITH 194 COMMUNITIES REPRESENTING 59,650 UNITS, INCLUDING 3,807 UNITS IN ITS DEVELOPMENT PIPELINE, AS OF MARCH 31, 2001, IN MARKETS THAT INCLUDE 31 OF THE NATION'S 50 LARGEST METROPOLITAN MARKETS. FURTHER INFORMATION ABOUT ARCHSTONE IS AVAILABLE ON ITS WEBSITE AT WWW.ARCHSTONE.COM.


WHAT WILL THE NEW COMBINED COMPANY BE NAMED?

THE COMBINED COMPANY WILL TAKE ADVANTAGE OF OUR TWO STRONG BRANDS AND WILL BE CALLED ARCHSTONE-SMITH TRUST.


WHAT ARE THE SIMILARITIES BETWEEN THE TWO COMPANIES?

SMITH AND ARCHSTONE HAVE A SIMILAR BUSINESS PHILOSOPHY AND A COMMON COMMITMENT TO INTEGRITY, QUALITY AND PROFESSIONAL EXCELLENCE. WE BELIEVE ARCHSTONE IS AN EXTREMELY ATTRACTIVE PARTNER IN TERMS OF CULTURE, STRATEGY, MARKET PRESENCE AND LEADERSHIP TALENT.

HOW WILL THE COMBINED COMPANY BE STRUCTURED?

ORGANIZATIONALLY, THE NEW COMPANY WILL OPERATE AS THREE DIVISIONS. SMITH WILL OPERATE AS A SEPARATE DIVISION, FOCUSING PRIMARILY ON URBAN HIGH-RISE PROPERTIES. ARCHSTONE WILL BE OPERATED AS EAST AND WEST "DIVISIONS," FOCUSING PRIMARILY ON GARDEN-STYLE COMMUNITIES.


WHO WILL BE ON THE SENIOR MANAGEMENT TEAM?

R. SCOT SELLERS WILL SERVE AS CHAIRMAN AND CEO OF THE NEW COMPANY. ROBERT H. SMITH WILL SERVE AS THE CHAIRMAN OF CHARLES E. SMITH, HIGH-RISE DIVISION. DENNY MINAMI WILL SERVE AS PRESIDENT OF THE CHARLES E. SMITH, HIGH-RISE DIVISION. J. LINDSAY FREEMAN WILL BE PRESIDENT OF THE EAST DIVISION AND RICHARD A. BANKS WILL BE PRESIDENT OF THE WEST DIVISION. CHARLES E. MUELLER, JR. WILL SERVE AS CHIEF FINANCIAL OFFICER. ROBERT H. SMITH, ROBERT P. KOGOD AND ERNEST A. GERARDI WILL JOIN THE BOARD OF THE NEW COMPANY.


WHAT KINDS OF CAREER OPPORTUNITIES DO YOU EXPECT THE TRANSACTION WILL PROVIDE FOR SMITH EMPLOYEES?

GIVEN THE COMPLEMENTARY NATURE OF OUR BUSINESSES, SIMILAR CORPORATE CULTURES, AND THE ANTICIPATED GROWTH AS A RESULT OF THIS MERGER, WE ANTICIPATE THAT THERE WILL BE INCREASING OPPORTUNITIES FOR OUR EMPLOYEES TO ENHANCE THEIR CAREERS IN THE NEW COMPANY.


HOW DO YOU EXPECT THE TRANSACTION WILL IMPACT STAFFING LEVELS AT SMITH?

A TRANSITION COMMITTEE, COMPOSED OF MEMBERS FROM BOTH COMPANIES, WILL BE ESTABLISHED TO ADDRESS THIS ISSUE OVER THE NEXT FEW MONTHS. THERE WILL BE A NEED TO REDUCE SOME POSITIONS, PARTICULARLY IN CORPORATE SUPPORT FUNCTIONS. HOWEVER, SINCE ARCHSTONE HAS A RELATIVELY NEW BACK-OFFICE OPERATION IN TEXAS, THERE MAY BE OPPORTUNITIES THERE FOR AFFECTED SMITH PERSONNEL. BOTH COMPANIES ARE COMMITTED TO A "BEST PRACTICES" APPROACH AND MERIT IN MAKING FUTURE STAFFING DECISIONS.


DO YOU EXPECT ANY DIFFICULTIES IN COMBINING THE TWO ORGANIZATIONS?

WE ARE CONFIDENT THAT OUR SIMILAR GOALS AND BUSINESS PHILOSOPHY WILL FACILITATE A VERY SMOOTH INTEGRATION.

HOW WILL THIS TRANSACTION AFFECT EMPLOYEES' HEALTH, PENSION AND OTHER BENEFITS?

ALL CURRENT SMITH CORPORATE POLICIES AND PRACTICES WILL REMAIN IN PLACE DURING THE TRANSITION PERIOD. A TRANSITION COMMITTEE, COMPOSED OF MEMBERS FROM BOTH COMPANIES, WILL BE FORMED TO ADDRESS FUTURE POLICIES AND PRACTICES. AS DECISIONS REGARDING THESE AND OTHER EMPLOYEE-RELATED ISSUES ARE MADE BY THE TRANSITION COMMITTEE, THEY WILL BE COMMUNICATED DIRECTLY TO YOU.


WHAT WILL HAPPEN TO STOCK OPTIONS FOR THOSE WHO HAVE THEM?

ALL SMITH RESIDENTIAL OPTIONS WILL BECOME FULLY VESTED AND EXERCISABLE AFTER THE CLOSE OF THE TRANSACTION AT A PRICE TO BE DETERMINED. SMITH EMPLOYEES WILL HAVE THE OPPORTUNITY TO EITHER 1) EXERCISE THEIR OPTIONS AT THE PRICE SET, REDEEMABLE IN THE FORM OF CASH OR 2) CONVERT THEIR OPTIONS ON A FIXED RATIO BASIS INTO THE NEW ARCHSTONE-SMITH COMPANY - FOR EACH SMITH SHARE HELD, THE SHAREHOLDER WILL RECEIVE 1.975 SHARES OF ARCHSTONE. FURTHER DETAILS WILL BE PROVIDED SEPARATELY.


WILL THERE BE ANY CHANGE IN VACATION POLICY?

ALL CURRENT SMITH CORPORATE POLICIES AND PRACTICES WILL REMAIN IN PLACE DURING THE TRANSITION PERIOD. A TRANSITION COMMITTEE, COMPOSED OF MEMBERS FROM BOTH COMPANIES, WILL BE FORMED TO ADDRESS FUTURE POLICIES AND PRACTICES. AS DECISIONS REGARDING THESE AND OTHER EMPLOYEE-RELATED ISSUES ARE MADE BY THE TRANSITION COMMITTEE, THEY WILL BE COMMUNICATED DIRECTLY TO YOU.


WHERE WILL THE COMPANY'S HEADQUARTERS BE LOCATED?

THE HEADQUARTERS OF THE COMBINED COMPANY WILL BE IN THE DENVER, COLORADO AREA. THE SMITH DIVISION WILL BE BASED IN CRYSTAL CITY, VIRGINIA.


WHAT DOES THIS MERGER MEAN FOR EMPLOYEES OF SMITH COMMERCIAL REALTY, CONSOLIDATED ENGINEERING AND MANAGEMENT CONSTRUCTION?

EMPLOYEES OF SMITH COMMERCIAL REALTY, CONSOLIDATED ENGINEERING AND MANAGEMENT CONSTRUCTION WILL CONTINUE AS EMPLOYEES OF THOSE RESPECTIVE COMPANIES.

WHAT WILL HAPPEN DURING THE TRANSITION PERIOD?

WORK WILL CONTINUE AS USUAL, WITH OUR FOCUS ON PROVIDING OUTSTANDING SERVICE TO OUR CUSTOMERS. THE MANAGEMENT TEAM OF THE COMBINED COMPANY WILL MAKE OPEN AND FREQUENT COMMUNICATIONS WITH EMPLOYEES A TOP PRIORITY.